                                   EXHIBIT A

  The following table lists the names and addresses and ownership percentages of all parent companies of Nicholas-Applegate Capital Management, L.P.

        Name                                 Address
        ----                                 -------
Nicholas-Applegate Global Holding Co., L.P.  600 W. Broadway
  100% owned by Allianz of America, Inc.     San Diego, CA 92101
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Allianz of America, Inc.                     55 Green Farm Rd.
  100% owned by Allianz AG                   Westport, CT 06881
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Allianz AG                                   Koeniginstrasse 28
  publicly traded company                    80802 Munich Germany
-----------------------------------------------------------------

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